Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
REPORTS RESULTS FOR THE FIRST QUARTER OF 2022
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San Antonio, TX, May 10, 2022 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended March 31, 2022.
“The recovery of our business continued into the first quarter, as reflected in our strong operating performance,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Our top-line growth was driven by broad-based demand from advertisers across our markets in the Americas and Europe, with considerable strength in our digital footprint. Building on our momentum, we’re continuing to innovate and leverage our technology investments to modernize the solutions we offer our customers. We continue to demonstrate our role as a visual media powerhouse targeting consumers on the move.
“We have a resilient business with the ability to drive cash conversion as we add revenue, while operating efficiently. By capitalizing on our expanding digital footprint and attracting more advertisers to our platform, we believe we can drive greater levels of free cash flow, which will allow us to strengthen our financial position.
“As we execute on our core operating strategy, we’re also continuing to evaluate tuck-in accretive acquisition opportunities that will further strengthen our presence in the U.S., while continuing to evaluate strategic alternatives for our European business as part of our focus on optimizing our portfolio.”
Financial Highlights:
First quarter of 2022, as compared to the same period of 2021:
Americas:
•Revenue up 39.3% to $295.1 million
•Segment Adjusted EBITDA1 up 71.8% to $110.3 million
Europe:
•Revenue up 45.2% to $217.1 million. Revenue, excluding movements in foreign exchange rates ("FX")1, up 53.9% to $230.2 million
•Segment Adjusted EBITDA1 up $53.9 million to $(13.8) million. Segment Adjusted EBITDA1, excluding movements in FX, up $52.7 million to $(15.0) million
1     See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.
Guidance:
Our expectations for the second quarter of 2022 are as follows:
•Consolidated revenue between $655 million and $675 million, excluding movements in FX
•Americas revenue between $340 million and $350 million
•Europe revenue between $300 million and $310 million, excluding movements in FX
We expect consolidated capital expenditures for the full year of 2022 to be between $195 million and $215 million, excluding movements in FX.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Revenue:

(In thousands)	Three Months Ended March 31,		% Change
	2022	2021
Revenue:
Americas	$295,139	$211,884	39.3%
Europe	217,072	149,524	45.2%
Other	13,477	9,500	41.9%
Consolidated Revenue	$525,688	$370,908	41.7%

Revenue excluding movements in FX1:
Americas	$295,139	$211,884	39.3%
Europe	230,182	149,524	53.9%
Other	13,614	9,500	43.3%
Consolidated Revenue excluding movements in FX	$538,935	$370,908	45.3%
1See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Revenue for the first quarter of 2022, as compared to the same period of 2021:
Americas: Revenue up 39.3%:
•Revenue up across all products, most notably airport displays and billboards
◦Airport display revenue up 186.6% to $55.9 million from $19.5 million
•Digital revenue up 68.3% to $105.9 million from $62.9 million
◦Digital revenue from billboards, street furniture and spectaculars up 33.7% to $75.2 million from $56.3 million
◦Digital revenue from transit, including airports, up 359.2% to $30.7 million from $6.7 million
•National sales comprised 38.9% and 36.0% of total revenue for the three months ended March 31, 2022 and 2021, respectively
Europe: Revenue up 45.2%; excluding movements in FX, up 53.9%:
•Revenue up across all products, most notably street furniture, and in all countries, led by the U.K. and France
•Digital revenue up 89.4% to $80.7 million from $42.6 million; digital revenue, excluding movements in FX, up 98.9% to $84.7 million
Other: Revenue up 41.9%; excluding movements in FX, up 43.3%:
•Revenue up in all countries

Direct Operating and SG&A Expenses:

(In thousands)	Three Months Ended March 31,		% Change
	2022	2021
Direct operating & SG&A expenses[1]:
Americas	$185,147	$148,686	24.5%
Europe	230,916	218,849	5.5%
Other	14,096	13,325	5.8%
Consolidated Direct operating & SG&A expenses[2]	$430,159	$380,860	12.9%

Direct operating & SG&A expenses excluding movements in FX3:
Americas	$185,147	$148,686	24.5%
Europe	245,234	218,849	12.1%
Other	14,308	13,325	7.4%
Consolidated Direct operating & SG&A expenses excluding movements in FX	$444,689	$380,860	16.8%
1Direct operating and SG&A expenses as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Includes restructuring and other costs of $0.4 million and $2.7 million during the three months ended March 31, 2022 and 2021, respectively, including severance and related costs for our restructuring plans to reduce headcount of $(0.2) million and $1.7 million for each of these periods, respectively.
3See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Direct operating and SG&A expenses for the first quarter of 2022, as compared to the same period of 2021:
Americas: Direct operating and SG&A expenses up 24.5%:
•Site lease expense up 29.4% to $107.9 million from $83.4 million; driven by higher revenue and lower negotiated rent abatements
•Higher compensation costs driven by improvements in operating performance
Europe: Direct operating and SG&A expenses up 5.5%; excluding movements in FX, up 12.1%:
•Site lease expense up 6.7% to $108.5 million from $101.6 million; site lease expense, excluding movements in FX, up 13.3% to $115.1 million driven by higher revenue and lower negotiated rent abatements and governmental rent subsidies
•Higher production, maintenance and installation expenses
•Higher compensation costs driven by improvements in operating performance and lower governmental support and wage subsidies
Other: Direct operating and SG&A expenses up 5.8%; excluding movements in FX, up 7.4%:
•Higher site lease expense driven by higher revenue

Corporate Expenses:

(In thousands)	Three Months Ended March 31,		% Change
	2022	2021
Corporate expenses[1]	$43,645	$34,042	28.2%
Corporate expenses excluding movements in FX2	$43,773	$34,042	28.6%
1Includes restructuring and other costs of $9.1 million and $4.7 million during the three months ended March 31, 2022 and 2021, respectively, including severance and related costs for our restructuring plans to reduce headcount of $0.9 million during the three months ended March 31, 2021.
2See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.
Corporate expenses for the first quarter of 2022, as compared to the same period of 2021:
Corporate expenses up 28.2%; excluding movements in FX, up 28.6%:
•Higher restructuring and other costs driven by an increase in estimated legal liabilities
•Higher compensation costs driven by improvements in operating performance and higher benefit costs
Net Loss:
During the three months ended March 31, 2022, consolidated net loss was $89.7 million compared to $333.5 million during the same period of 2021.
•Impairment charges of $119.0 million recognized in 2021 related to indefinite-lived permits
•Loss on extinguishment of debt of $51.1 million recognized in 2021 related to partial redemption of the Clear Channel Worldwide Holdings 9.25% Senior Notes due 2024
•Income tax benefit of $2.7 million recognized during 2022 compared to $28.7 million during 2021
Adjusted EBITDA1:

(In thousands)	Three Months Ended March 31,		% Change
	2022	2021
Segment Adjusted EBITDA[1]:
Americas	$110,336	$64,220	71.8%
Europe	(13,754)	(67,629)	79.7%
Other	(619)	(3,825)	83.8%
Total Segment Adjusted EBITDA	95,963	(7,234)
Adjusted Corporate expenses[1]	(29,861)	(25,437)	17.4%
Adjusted EBITDA[1]	$66,102	$(32,671)	302.3%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$110,336	$64,220	71.8%
Europe	(14,957)	(67,629)	77.9%
Other	(694)	(3,825)	81.9%
Total Segment Adjusted EBITDA	94,685	(7,234)
Adjusted Corporate expenses excluding movements in FX1	(29,967)	(25,437)	17.8%
Adjusted EBITDA excluding movements in FX1	$64,718	$(32,671)	298.1%
1See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Capital Expenditures:

(In thousands)	Three Months Ended March 31,		% Change
	2022	2021
Capital expenditures:
Americas	$17,812	$5,725	211.1%
Europe	15,205	8,050	88.9%
Other	871	1,313	(33.7)%
Corporate	1,921	2,830	(32.1)%
Consolidated capital expenditures	$35,809	$17,918	99.8%
Digital displays:
•Americas markets deployed 13 new digital billboards in the first quarter, adding to a total of more than 1,500 digital billboards as of March 31, 2022. Combined with our smaller format digital displays in airports and on shelters, we had a total of more than 3,900 digital displays across the United States as of March 31, 2022.
•European markets added 979 new digital displays in the first quarter, adding to a total of more than 18,500 digital displays as of March 31, 2022.
•Our Latin American markets had more than 700 digital displays as of March 31, 2022.
Clear Channel International B.V. ("CCIBV")
Our Europe segment consists of the businesses operated by CCIBV and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric reported in our financial statements, does not include an allocation of CCIBV's corporate expenses that are deducted from CCIBV's operating income (loss) and Adjusted EBITDA.
As discussed above, Europe and CCIBV revenue increased $67.5 million during the first quarter of 2022 compared to the same period of 2021 to $217.1 million. After adjusting for a $13.1 million impact from movements in foreign exchange rates, Europe and CCIBV revenue increased $80.7 million.
CCIBV operating loss was $47.6 million in the first quarter of 2022 compared to $100.2 million in the same period in 2021.
For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earnings release.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of March 31, 2022, we had $431.9 million of cash on our balance sheet, including $179.1 million of cash held outside the U.S.

(In thousands)	Three months ended March 31,
2022
Net cash provided by operating activities	$49,465
Net cash used for investing activities	(18,814)
Net cash used for financing activities	(5,753)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,270)
Net increase in cash, cash equivalents and restricted cash	$22,628

Cash paid for interest	$51,575
Cash paid for income taxes, net of refunds	$774

Debt:
During the three months ended March 31, 2022, we made a principal payment on our Term Loan Facility of $5.0 million and expect to make additional principal payments of $15.0 million during the remainder of the year. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of CCIBV 6.625% Senior Secured Notes is due. However, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having approximately $281.5 million of cash interest payment obligations during the remainder of 2022 and $341.6 million of cash interest payment obligations in 2023, assuming current interest rates and that we do not refinance or incur additional debt.
Please refer to Table 3 in this press release for additional detail regarding our outstanding debt balance.
TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries:

(In thousands)	Three Months Ended March 31,
	2022	2021
Revenue	$525,688	$370,908
Operating expenses:
Direct operating expenses(1)	321,202	283,290
Selling, general and administrative expenses(1)	108,957	97,570
Corporate expenses(1)	43,645	34,042
Depreciation and amortization	60,407	61,852
Impairment charges	—	118,950
Other operating expense (income), net	(4,911)	117
Operating loss	(3,612)	(224,913)
Interest expense, net	(82,798)	(92,693)
Loss on extinguishment of debt	—	(51,101)
Other income (expense), net	(5,999)	6,554
Loss before income taxes	(92,409)	(362,153)
Income tax benefit	2,680	28,697
Consolidated net loss	(89,729)	(333,456)
Less amount attributable to noncontrolling interest	139	(1,103)
Net loss attributable to the Company	$(89,868)	$(332,353)
(1)Excludes depreciation and amortization
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended March 31,
	2022	2021
Weighted average common shares outstanding – Basic and Diluted	470,568	465,865

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$431,877	$410,767
Total current assets	1,049,300	1,134,521
Net property, plant and equipment	800,567	827,246
Total assets	5,181,039	5,299,355
Current liabilities (excluding current portion of long-term debt)	1,071,938	1,091,779
Long-term debt (including current portion of long-term debt)	5,600,903	5,604,953
Stockholders’ deficit	(3,274,931)	(3,193,970)
TABLE 3 - Total Debt:

(In thousands)	March 31, 2022	December 31, 2021
Debt:
Term Loan Facility	$1,950,000	$1,955,000
Revolving Credit Facility[1]	—	—
Receivables-Based Credit Facility[1]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028	1,000,000	1,000,000
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029	1,050,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[2]	37,178	39,006
Original issue discount	(6,637)	(6,976)
Long-term debt fees	(54,638)	(57,077)
Total debt[3]	5,600,903	5,604,953
Less: Cash and cash equivalents	(431,877)	(410,767)
Net debt	$5,169,026	$5,194,186
1As of March 31, 2022, we had $43.2 million of letters of credit outstanding and $131.8 million of excess availability under the Revolving Credit Facility and $40.9 million of letters of credit outstanding and $84.1 million of excess availability under the Receivables-Based Credit Facility.
2Other debt includes finance leases and a state-guaranteed loan of €30.0 million, or $33.2 million at current exchange rates. In April 2022, the Company elected to extend the loan’s maturity date to June 29, 2027, with quarterly principal repayments of €1.875 million due beginning in September 2023. The interest rate for the extended period is currently being negotiated with the lender, and the annual cost of the state guarantee will be 1.0% for the next two years and 2.0% for the remainder of the loan term.
3The current portion of long-term debt was $21.1 million and $21.2 million as of March 31, 2022 and December 31, 2021, respectively.
Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA:
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measures of revenue excluding movements in FX, direct operating and SG&A expenses excluding movements in FX, corporate expenses excluding movements in FX and Adjusted EBITDA (as defined below) excluding movements in FX because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These non-GAAP financial measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

The Company presents Adjusted EBITDA because the Company believes Adjusted EBITDA helps investors better understand the Company’s operating performance as compared to other out-of-home advertisers and is widely used in practice. The Company defines “Adjusted EBITDA” as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs. The Company uses Adjusted EBITDA as one of the primary measures for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, the Company’s ability to fund its cash needs. In addition, Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) consolidated net loss to Adjusted EBITDA and (ii) corporate expenses to Adjusted Corporate expenses.
Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2022	2021
Consolidated net loss	$(89,729)	$(333,456)
Adjustments:
Income tax benefit	(2,680)	(28,697)
Other expense (income), net	5,999	(6,554)
Loss on extinguishment of debt	—	51,101
Interest expense, net	82,798	92,693
Other operating expense (income), net	(4,911)	117
Impairment charges	—	118,950
Depreciation & amortization	60,407	61,852
Share-based compensation	4,714	3,951
Restructuring and other costs	9,504	7,372
Adjusted EBITDA	$66,102	$(32,671)
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended March 31,
(in thousands)	2022	2021
Corporate expenses	$(43,645)	$(34,042)
Restructuring and other costs	9,070	4,654
Share-based compensation	4,714	3,951
Adjusted Corporate expenses	$(29,861)	$(25,437)

Segment Adjusted EBITDA
The Company has two reportable segments, which it believes best reflect how the Company is currently managed: Americas and Europe. The Company’s remaining operating segment, Latin America, does not meet the quantitative threshold to qualify as a reportable segment and is disclosed as “Other” herein.
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Conference Call
The Company will host a conference call to discuss these results on May 10, 2022 at 8:30 a.m. Eastern Time. The conference call number is 1-844-200-6205 (U.S. callers) and 1-929-526-1599 (international callers), and the access code for both is 056622. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). After the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. ("CCOH") (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 26 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance and outlook, our business plans and strategies, our expectations about certain markets, market recovery, our bookings, strategic review processes and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the continued impact of the COVID-19 pandemic on our operations and on general economic conditions; the war in Ukraine and the associated global effects; risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; industry conditions, including competition; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; technological changes and innovations; shifts in population and other demographics; supply chain shortages; heightened levels of economic inflation and rising interest rates; fluctuations in operating costs; changes in labor conditions and management; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; the impact of the strategic review of our European business, including a possible sale thereof; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the phasing out of LIBOR; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.